EXECUTION COPY
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                          LIMITED PARTNERSHIP AGREEMENT


                                       OF


                        CHANCERY LANE/GSC INVESTORS L.P.







                          DATED AS OF DECEMBER 12, 2000





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                                                 TABLE OF CONTENTS

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                                    ARTICLE I

                                  DEFINED TERMS

Section 1.1    Definitions.....................................................1
Section 1.2    Headings........................................................7

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

Section 2.1    Partnership Certificate.........................................8
Section 2.2    Initial Partners................................................8
Section 2.3    Name............................................................8
Section 2.4    Term............................................................8
Section 2.5    Registered Agent and Office.....................................8
Section 2.6    Principal Place of Business.....................................8
Section 2.7    Qualification in Other Jurisdictions............................8

                                   ARTICLE III

                      PURPOSE AND POWERS OF THE PARTNERSHIP

Section 3.1    Purposes and Powers.............................................9

                                   ARTICLE IV

                  CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS

Section 4.1    Capital Accounts................................................9
Section 4.2    Distributions..................................................10
Section 4.3    Allocations....................................................11
Section 4.4    Redemption or Exchange of Class A Limited Partnership
               Interests......................................................11
Section 4.5    Pro Rata Treatment.............................................13
Section 4.6    Class B Limited Partnership Exchange ..........................13

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                                    ARTICLE V

                              PARTNERSHIP INTERESTS

Section 5.1    Liability of Limited Partners..................................13
Section 5.2    Transfer of Partnership Interests..............................14
Section 5.3    Voting Rights..................................................14
Section 5.4    Representative Class A Limited Partner; Consent Requirements...14
Section 5.5    No Withdrawal or Redemption....................................15
Section 5.6    Currency.......................................................15
Section 5.7    Control........................................................16
Section 5.8    Bankruptcy of a Limited Partner................................16

                                   ARTICLE VI

                         BOOKS AND RECORDS; TAX RETURNS

Section 6.1    Books and Records..............................................16
Section 6.2    Tax Returns and Information....................................16
Section 6.3    Tax Elections..................................................16
Section 6.4    Tax Matters Partner............................................17
Section 6.5    Accountants....................................................17

                                   ARTICLE VII

                          MANAGEMENT OF THE PARTNERSHIP

Section 7.1    Powers.........................................................17
Section 7.2    Authority......................................................18
Section 7.3    Filing and Publication.........................................18
Section 7.4    Limitation of Liability........................................18
Section 7.5    Successor General Partner......................................18
Section 7.6    Information Rights.............................................18
Section 7.7    Affiliate Transactions.........................................18

                                  ARTICLE VIII

                     DISSOLUTION, LIQUIDATION AND WINDING UP

Section 8.1    Events Causing Dissolution.....................................19
Section 8.2    Winding Up.....................................................19
Section 8.3    Liquidation....................................................19

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Section 8.4    Order of Distribution..........................................20
Section 8.5    Termination....................................................20

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.1    Entire Agreement...............................................20
Section 9.2    Laws Governing.................................................20
Section 9.3    Successors and Assigns.........................................20
Section 9.4    Severability...................................................21
Section 9.5    Amendment......................................................21
Section 9.6    Headings.......................................................21
Section 9.7    Notices........................................................21
Section 9.8    Expenses.......................................................22
Section 9.9    Counterparts...................................................22
Section 9.10   Right to Delivery of Debentures/Conversion Shares..............22


Annex I        Capital Contributions

Schedule A     Class A Limited Partners
Schedule B     Class B Limited Partners and General Partner

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                        CHANCERY LANE/GSC INVESTORS L.P.

         This Limited Partnership Agreement of Chancery Lane/GSC Investors L.P., a Delaware limited partnership (the "PARTNERSHIP"), is made as of December 12, 2000, among CLGI, Inc., a Delaware corporation ("CLGI"), as the General Partner, each person listed on Schedule A attached hereto, each as a Class A Limited Partner, and each person listed on Schedule B hereto, each as a Class B Limited Partner. Capitalized terms used herein but not defined when used have the meanings assigned to such terms in Section 1.1.

         WHEREAS, the Partnership was formed as a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss. 17-101, et seq., as amended from time to time (the "DELAWARE ACT"), by filing a Certificate of Limited Partnership (the "PARTNERSHIP CERTIFICATE") with the office of the Secretary of State of the State of Delaware;

         WHEREAS, the Partnership is being formed for the sole purpose of purchasing the Debentures and exercising all indicia of ownership thereof; and

         WHEREAS, the Partners wish to enter into this Agreement to establish their respective rights and obligations with respect to the Partnership.

         NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings specified herein.

         "AFFILIATE" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; provided that no Partner shall be deemed an Affiliate of any other Partner or such other Partner's Affiliates solely by reason of any investment in the Partnership. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract (including arrangements pursuant to an investment management or investment advisory agreement) or otherwise.

         "AGREEMENT"   means  this   Limited   Partnership   Agreement   of  the
Partnership, as it may be amended, modified, supplemented or restated from time to time.

         "AVAILABLE DISPOSAL AMOUNT" has the meaning set forth in Section 4.6 hereof.

         "BUSINESS DAY" means any day other than a day on which banking institutions are required to close in New York, New York or Toronto, Ontario.

         "CAPITAL ACCOUNT" has the meaning assigned to it in Section 4.1(b) of this Agreement.

         "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the aggregate amount of money and the Fair Market Value of any property (other than money), net of any liabilities secured by the property or to which the property is subject, contributed to the Partnership with respect to such Partner's Partnership Interest including, without limitation, the Initial Capital
Contribution. In the case of a Partner that acquires an interest in the Partnership by virtue of an assignment or transfer in accordance with the terms of this Agreement, "Capital Contribution" means the Capital Contribution of such Partner's predecessor in interest.

         "CLASS A DEFERRAL PREFERENCE" means, with respect to a Class A Limited Partnership Interest, the amount of any accumulated and undistributed Class A Periodic Distributions from and after the Class A Periodic Distribution Date therefor, together with the amount of any other overdue payments with respect to a Class A Limited Partner Interest.

         "CLASS A DISTRIBUTION PERIOD" means each period from and including a January 1, April 1, July 1 and October 1 to and including the next succeeding March 31, June 30, September 30 and December 31, respectively, except that the initial Class A Distribution Period shall commence on the date of initial issuance of the Class A Limited Partnership Interests and end on March 31, 2001, and no additional Class A Distribution Period shall commence on January 1, 2001.

         "CLASS A LIMITED PARTNER" means each holder of a Class A Limited Partnership Interest.

         "CLASS A LIMITED PARTNERSHIP INTEREST" means a limited partnership interest in the Partnership entitling the holder thereof to the distributions and allocations set forth in Section 4.2 of this Agreement and to the other rights, preferences, qualifications, privileges and limitations set forth in other provisions of this Agreement specified to be applicable to a Class A Limited Partnership Interest.

         "CLASS A MATURITY REDEMPTION DATE" has the meaning set forth in Section 4.4(c) hereof.

         "CLASS A PERIODIC DISTRIBUTION" means cumulative distributions in respect of the Class A Limited Partnership Interest, distributable quarterly on each Class A Periodic Distribution Date for the Class A Distribution Period ended immediately prior thereto (a) at the rate of 13% per annum applied to the Class A Principal Preference and (b) at the rate of 15% per annum until paid applied to the Class A Deferral Preference, if any, in each case compounded and calculated on the same basis as the Debentures. Notwithstanding anything to the contrary, it is understood by the Partners that (a) Class A Periodic Distributions shall be paid only out of legally available funds under Section 17-607 of the Delaware Act, which shall include interest payments on the Debentures made by Moore to the Partnership from time to time in accordance with the terms of the Debentures and (b) unpaid Class A Periodic Distributions shall increase the Class A Deferral Preference.

         "CLASS A PERIODIC DISTRIBUTION DATE" means each March 31, June 30, September 30 and December 31, except that the initial Class A Distribution Date shall be March 31, 2001. If any such Class A Periodic Distribution Date is not a Business Day, then the next succeeding Business Day shall be the related Class A Periodic Distribution Date.

         "CLASS A PREFERENCE" means, with respect to a Class A Limited Partnership Interest, the Class A Principal Preference plus the amount, if any, of the Class A Deferral Preference related to such Class A Limited Partnership Interest.

         "CLASS A PRINCIPAL PREFERENCE" means, with respect to a Class A Limited Partnership Interest, the Initial Capital Contribution in respect of such Class A Limited Partnership interest, as reduced by any partial redemption or exchange in respect thereof.

         "CLASS A REDEMPTION EVENT" means Moore giving notice of redemption of the outstanding Debentures in accordance with Sections 2, 3 and 4 of the Debentures.

         "CLASS A STOCK REDEMPTION AMOUNT" means (i) at any time that all of the Class A Limited Partnership Interests issued in respect of the Initial Capital Contribution are outstanding, Debentures in the aggregate principal amount of $28,200,000, or Conversion Shares in the amount issuable upon conversion of Debentures in the aggregate principal amount of $28,200,000 (initially 8,676,923 Conversion Shares), as applicable, and (ii) at any time that less than all of the Class A Limited Partnership Interests issued in respect of the Initial Capital Contribution are outstanding, Conversion Shares or Debentures in the amounts described in the immediately preceding clause (i), as applicable, multiplied by a fraction, the numerator of which is the Class A Principal Preference as of the date of determination and the denominator of which is the Class A Principal Preference as of the date of the closing under the Debenture Purchase Agreement; the Class A Stock Redemption Amount as to any Class A
Limited Partnership Interest shall be allocated pro rata among the Class A Limited Partners based upon their Percentage Interests.

         "CLASS B LIMITED PARTNERS" means the holders of the Class B Limited Partnership Interests.

         "CLASS B LIMITED PARTNERSHIP INTEREST" means a limited partnership interest in the Partnership entitling the holder thereof to the distribution set forth in Section 4.2 of this Agreement and to the other rights, preferences, qualifications, privileges and limitations set forth in other provisions of this Agreement specified to be applied to the Class B Limited Partnership Interests.

         "CLGI" has the meaning specified in the Preamble.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding U.S. federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         "CONVERSION SHARES" means the shares of common stock of Moore into which Debentures may be converted and any other shares of capital stock into which such common stock may have been changed, exchanged or otherwise reclassified; such term shall include all Conversion Shares owned or to which a Partner may be entitled pursuant to the Limited Partnership Agreement, whether as a holder of Class A Limited Partnership Interests or Class B Limited Partnership Interests.

         "COVERED PERSON" has the meaning specified in Section 7.4.

         "DB CAPITAL" means DB Capital Investors, L.P., a Delaware limited partnership.

         "DEBENTURES" has the meaning specified in the Debenture Purchase Agreement.

         "DEBENTURE PURCHASE AGREEMENT" means the Debenture Purchase Agreement dated as of December 12, 2000 by and between Moore and the Partnership.

         "DELAWARE ACT" has the meaning specified in the Recital to this Agreement.

         "FAIR MARKET VALUE" as of any date of determination, (i) with respect to any securities ("Assessable Securities"), the price per share of such Assessable Securities determined as follows:

              (A) If,  at the  time at  which  the  Fair  Market  Value is to be determined, the Assessable Securities are listed on a national securities exchange in the United States or Canada or quoted through the NASDAQ - National Market System, then the Fair Market Value shall be deemed to be the average closing price (rounded to the nearest penny) at which the Assessable Securities are sold on the principal national securities exchange or quoted through the NASDAQ - National Market System for the 10 consecutive trading day period ending 2 trading days prior to such date of determination; provided, however, that in connection with an underwritten public offering of the Assessable Securities, the Fair Market Value shall be deemed to be the initial public offering price in such underwritten offering (without giving effect to any underwriting discounts or commissions).

              (B) In the  absence  of trading of the  Assessable  Securities  as described in the immediately preceding subparagraph (A), then the Fair Market Value shall be determined as follows: first, the Representative Class

                  A Limited Partner and the General Partner shall use their respective best efforts to determine the fair market value of Assessable Securities within 10 days after the date of notice from the Partnership to the Representative Class A Limited Partner and the General Partner to the effect that a determination of the fair market value of securities or other property is necessary (a "Partnership Property Assessment Notice"). If the Representative Class A Limited Partner and the General Partner cannot agree on the fair market value per share of the Assessable Securities within such 10-day period, then, within the following 10-day period the Representative Class A Limited Partner and the General Partner shall mutually select an investment banker or retired investment banker to make a determination of the fair market value per share of such Fully-Diluted Assessable Securities as of the date of the Partnership Property Assessment Notice. If the Representative Class A Limited Partner and General Partner cannot agree on such investment banker within such 10-day period, then they shall request that the American Arbitration Association promptly select an investment banker or retired investment banker to make such determination. Within 45 days following selection of such investment banker, the investment banker shall submit a written report to the Representative Class A Limited Partner and the General Partner setting forth its determination of the Fair Market Value based on its determination of the fair market value of the Fully-Diluted Assessable Securities (the "Appraisal"). The Fair Market Value as so determined shall be final, conclusive and binding on the parties. The Partnership shall bear the fees, costs and expenses of the investment banker; or

         (ii) with respect to any property other than Assessable Securities ("Assessable Other Property"), the price per item of such Assessable Other Property determined as follows: (A) the Representative Class A Limited Partner and the General Partner shall use their respective best efforts to determine the fair market value of the Assessable Other Property as of such date of determination within 10 days after the date of the applicable Partnership Property Assessment Notice; (B) if the Representative Class A Limited Partner and the General Partner cannot agree on the fair market value of the Assessable Other Property then the Fair Market Value thereof shall be determined in accordance with the procedures set forth above in subparagraph (i)(C) with respect to Assessable Securities, which subparagraph shall be construed to read for the purposes of this subparagraph (ii)(B) as if the phrase "Assessable Other Property" were substituted therein for the phrase "Assessable Securities."

         The parties shall cooperate with each other and each other's authorized representatives and with the investment banker selected as aforesaid in determining the Fair Market Value of the property in question as promptly as practicable. In the event that there is no longer a Representative Class A Limited Partner, Fair Market Value pursuant to clause (i) (B) and (ii) of this definition shall be determined by the General Partner.

         "GENERAL PARTNER" means CLGI, in its capacity as general partner of the Partnership, or any Person who, at the time of reference thereto, is admitted as a general partner of the Partnership.

         "INITIAL CAPITAL CONTRIBUTION" means, as to each initial Partner, the amount set forth opposite such Partner's name on Annex I.

         "LIMITED PARTNER" means each holder of a Limited Partnership Interest.

         "LIMITED PARTNERSHIP INTEREST" means any Class A Limited Partnership Interest or any Class B Limited Partnership Interest.

         "MOORE" means Moore Corporation Limited, a corporation organized under the laws of Ontario, Canada.

         "NYSE" means the New York Stock Exchange.

         "PARTNER" means any partner in the Partnership and includes the General Partner and the Limited Partners.

         "PARTNERSHIP" has the meaning set forth in the Preamble of this Agreement.

         "PARTNERSHIP CERTIFICATE" has the meaning specified in the Recitals to this Agreement.

         "PARTNERSHIP FISCAL YEAR" means each twelve-month period commencing on January 1 and ending on the next succeeding December 31 (except that the initial Partnership Fiscal Year shall commence on the date on which this Agreement is entered into and end on the next succeeding December 31).

         "PARTNERSHIP INTERESTS" means the general partnership interest and the Limited Partnership Interests.

         "PERCENTAGE INTEREST" means, as to any class of Limited Partners, the ratio (expressed as a percentage) of the Capital Contribution of each Partner in such class divided by the aggregate of the Capital Contributions of all Partners in such class (carried to four decimal places). The General Partner shall be treated as a Class B Limited Partner for the purpose of determining Percentage Interests.

         "PERMITTED TRANSFER" has the meaning specified in Section 5.2(b).

         "PERMITTED TRANSFEREE" means with respect to any Partner, any general or limited partner or member or shareholder, or any corporation, partnership or other entity, that is an Affiliate of such Partner; provided, however, that "Permitted Transferee" shall not include any portfolio companies of such Partner or its Affiliates. Notwithstanding the foregoing, in the case of any Partner who is a natural Person, the term "Permitted Transferee" shall include (i) upon such person's death, a transferee or transferees by will or by operation of law to a beneficiary or beneficiaries selected by such person and (ii) a transferee or transferees to facilitate the tax and estate planning of such person, provided that the General Partner shall have consented to such transferee, such approval not to be unreasonably withheld or delayed.

         "PERSON" means any individual, partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into between the Partnership and Moore as of the closing under the Debenture Purchase Agreement.

         "REPRESENTATIVE CLASS A LIMITED PARTNER" means Greenwich Street Capital Partners II, L.P. or its successors and permitted assigns.

         "RESTRICTED SECURITIES AGREEMENT" means the Restricted Securities Agreement dated the date hereof among the Partners.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "STANDSTILL AGREEMENT" means the Standstill Agreements dated the date hereof between Moore and the Partnership, as amended from time to time.

         "TAX MATTERS  PARTNER" shall have the meaning  assigned to such term in
Section 6.4.

         "TRANSFER" has the meaning specified in Section 5.2(b)

         "TREASURY REGULATIONS" means the regulations of the U.S. Internal Revenue Service promulgated under the Code, as amended from time to time.

         Section 1.2 HEADINGS. The headings and subheading in this Agreement are included for convenience and identification normally and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

         Section 2.1 PARTNERSHIP CERTIFICATE. The General Partner may execute, deliver and file on behalf of the Partnership any and all amendments to and restatements of the Partnership Certificate.

         Section 2.2 INITIAL PARTNERS. The parties hereto acknowledge that, contemporaneously with the execution and delivery of this Agreement, (i) CLGI has made its Initial

Capital Contribution and is admitted as a General Partner, (ii) each Class A Limited Partner has made or subscribed for its Initial Capital Contribution and upon payment of its Initial Capital Contribution will automatically be admitted as a Class A Limited Partner and (iii) each Class B Limited Partner has made or subscribed for its Initial Capital Contribution and upon payment of its Initial Capital Contribution will automatically be admitted as a Class B Limited Partner.

         Section 2.3 NAME. The name of the Partnership being formed hereby is "Chancery Lane/GSC Investors L.P."

         Section 2.4 TERM. The term of the Partnership commenced on the date the Partnership Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue perpetually, unless the Partnership is dissolved in accordance with the provisions of the Delaware Act and this Agreement. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Partnership Certificate in the manner required by the Delaware Act.

         Section 2.5 REGISTERED AGENT AND OFFICE. The Partnership's registered agent in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, and its office shall be c/o the registered agent. At any time, the General Partner may designate another registered agent and/or registered office.

         Section 2.6 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be at 3 East 54th Street, Suite 1700, New York, NY 10022. The General Partner may change the location of the Partnership's principal place of business within the City of New York, State of New York with notice to all Partners.

         Section 2.7 QUALIFICATION IN OTHER JURISDICTIONS. The General Partner shall cause the Partnership to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership conducts business and in which such qualification or registration is required by law or deemed advisable by the General Partner. The General Partner and its authorized officers may execute, deliver and file on behalf of the Partnership any certificates (and any amendments or restatements thereof) necessary for the Partnership to qualify to do business in each jurisdiction in which the General Partner has determined that the Partnership shall conduct business.

                                   ARTICLE III

                      PURPOSE AND POWERS OF THE PARTNERSHIP

         Section 3.1 PURPOSES AND POWERS. The purpose of the Partnership is to issue the Partnership Interests to the initial Partners (and their successors to the extent transfers are permitted under this Agreement), and to acquire, hold and exercise all rights, subject to the terms and conditions of this Agreement, related to the Debentures and the Conversion Shares. The Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the Partnership set forth herein.


                                   ARTICLE IV

                  CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS

         Section 4.1 CAPITAL ACCOUNTS. (a) Contributions to the capital of the Partnership have been made by the General Partner and the Limited Partners in the amounts set forth on Annex 1. No interest shall accrue on any Capital Account balance of a Partner, and no Partner shall have the right to withdraw or to be repaid any of its Capital Contributions so made, except as specifically provided in this Agreement. Except as set forth in Section 4.1(d), no Partner may or shall be required to lend or otherwise provide any funds or other property to the Partnership or to make any additional capital contributions to the Partnership. No Limited Partner shall have any personal liability for the repayment of any Capital Contribution of any other Limited Partner.

         (b) There shall also be established on the books of the Partnership a capital account ("CAPITAL ACCOUNT") for each Partner that shall initially have a balance set forth on Annex 1 and shall be (i) increased by (A) any additional Capital Contributions made by such Partner to the Partnership that are permitted by Section 4.1(d) and (B) any income or gains from time to time allocated to the Capital Account of such Partner pursuant to Section 4.3 below; and (ii) decreased by (A) any distributions to such Partner, and (B) any losses or expenses from time to time allocated to the Capital Account of such Partner pursuant to Section 4.3 below.

         (c) For purposes of maintaining Capital Accounts when Partnership property is distributed to any Partner in-kind, (i) the Partnership shall treat such property as if it had been sold for its Fair Market Value on the date of distribution; (ii) any gain or loss deemed to have been realized by the Partnership on such distribution shall be allocated to the Capital Accounts of the Partners pursuant to Section 4.3 below; and (iii) the Capital Account of any Partner receiving a distribution of Partnership property shall be reduced by the Fair Market Value of the property so received, net of any liabilities secured by the property or to which the property is subject.

         (d) Additional Capital Contributions shall be made only at the request of the General Partner with the prior written consent of the Representative Class A Limited Partner. Each Class B Partner shall be given a reasonable opportunity to make any additional Capital Contributions pro rata with the other Class B Partners in proportion to their respective Percentage Interests, but none shall be required by this Agreement to do so.

         (e) This Section 4.1 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations Section 1.704-1(b) and will be interpreted and applied in a manner consistent with such Treasury Regulations and any amendment or successor provision thereto.

         Section 4.2 DISTRIBUTIONS. (a) On each Class A Periodic Distribution Date after January 1, 2001, the Class A Limited Partners shall be entitled to receive the Class A Periodic

Distribution for the Class A Distribution Period ended immediately prior to such Class A Periodic Distribution Date. Each Class A Periodic Distribution shall be payable to the Class A Limited Partners of record on the Partnership Register on the day preceding such Class A Periodic Distribution Date. To the extent that the Partnership does not have cash available without liquidating any property of the Partnership to distribute the Class A Periodic Distribution in full or otherwise cannot make such payment, the General Partner shall give notice to the Class A Limited Partners that the Partnership will not distribute the entire Class A Periodic Distribution in full on such Class A Periodic Distribution Date, in which case any Class A Periodic Distribution not so distributed shall be added to the Class A Deferral Preference, if any, and shall accrue additional distributions until paid as set forth in the definition of Class A Periodic Distributions.

         (b) Except for distributions of Debentures or Conversion Shares contemplated by Section 5.4(b)(9), and except for cash distributions to Class B Limited Partners in amounts sufficient to permit payment of taxes on any Partnership income allocated to them (assuming the highest marginal tax rate applicable to individuals resident in the City of New York, State of New York (and assuming the deductibility of state and local taxes for federal income tax purposes)), no distribution of any kind (other than liquidating distributions in accordance with Section 8.4) may be made by the Partnership in respect of the Class B Limited Partnership Interests until the entire Class A Preference has been paid in full or no Class A Limited Partnership Interests are outstanding.

         (c) Subject to Section 4.2(b), the Partnership may pay to the General Partner and Class B Limited Partners, pursuant to the terms of this Agreement and the Delaware Act in proportion to their respective Percentage Interests, distributions to the extent of funds legally available therefor and subject to the General Partner's determination to pay the same.

         (d) To the extent the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner, the Partnership shall, after consultation with the affected Partner, withhold such amounts from distributions to the Partner and make such tax payments as required. Any amount so withheld from a distribution shall be treated as having been distributed to such Partner for all purposes. Any amounts withheld from payments made to the Partnership and any payments made by the Partnership to any other Person in respect of taxes on behalf of or with respect to any Partner shall be treated in a similar manner. Each Partner shall furnish to the General Partner any and all information, certificates and affidavits reasonably requested by the General Partner with respect to compliance with any applicable legal requirements.

         Section 4.3 ALLOCATIONS. (a) All items of income and gain shall be allocated, first, to the Class A Limited Partners, and among them in accordance with the Class A Limited Partner Percentage Interests, until the amounts allocated equal the Class A Periodic Distributions that have been paid through the last Class A Periodic Distribution Date, and thereafter to the Class B Limited Partners and the General Partner, and among them in accordance with their Percentage Interests.

         (b) All items of expense and loss shall be allocated to the Class B Limited Partners and the General Partner, and among them in accordance with their Percentage Interests.

         (c) For U.S. federal income tax purposes, all items of income, gain, loss, deduction or credit, shall be allocated in the same manner as the corresponding book items are allocated under Sections 4.3(a) or 4.3(b).

         Section 4.4 REDEMPTION OR EXCHANGE OF CLASS A LIMITED PARTNERSHIP INTERESTS.

         (a) Partnership Right to Redeem or Exchange at Certain Conversion Share Price. If, at any time after the second anniversary of this Agreement, the price per Conversion Share for 20 consecutive trading days is at least $10.8333 (subject to adjustment for changes to the Conversion Shares and anti-dilution adjustments), the Partnership shall have the right, but not the obligation, to redeem or exchange all or part of the then outstanding Class A Limited Partnership Interests (pro rata among the Class A Limited Partners based upon their Percentage Interests), as follows. The Partnership shall give written notice to the Representative Class A Limited Partner of the Partnership's election to exercise such right. Within 10 days of the Representative Class A Limited Partner's receipt of such notice, the Representative Class A Limited Partner shall notify the Partnership in writing whether it wishes to have the Class A Limited Partnership Interests (i) redeemed for cash in an amount equal to the Class A Preference and any accrued but unpaid Class A Periodic Distributions in respect of the Class A Limited Partnership Interests to be exchanged, (ii) exchanged for Debentures or Conversion Shares in the Class A Stock Redemption Amount and a cash payment for any accrued and unpaid Class A Periodic Distributions in respect of the Class A Limited Partnership Interests to be exchanged or (iii) exchanged for a combination of such cash and securities. The Partnership shall then be obligated to redeem or exchange the Class A Limited Partnership Interests in accordance with the Representative
Class A Limited Partner's notice within 15 days of receipt thereof by the Partnership.

         (b) Class A Redemption Event. In addition, following the occurrence of a Class A Redemption Event, and prior to acceptance by the Partnership from Moore of the redemption price for the Debentures, conversion by the Partnership of the Debentures or notice by the Partnership to Moore declining to redeem the Debentures in connection with such event, the Representative Class A Limited Partner shall have the right, but not the obligation, to elect to have all or part of the Class A Limited Partnership Interests redeemed or exchanged (or held), as follows. The Partnership shall give prompt written notice to the Representative Class A Limited Partner of the occurrence of a Class A Redemption Event. Within 10 days of the Representative Class A Limited Partner's receipt of such notice, such Partner shall notify the Partnership in writing whether it wishes to have the Class A Limited Partnership Interests (i) redeemed for cash in an amount equal to the Class A Preference and any accrued but unpaid Class A Periodic Distributions in respect of the Class A Limited Partnership Interests to be exchanged, (ii) exchanged for Conversion Shares in the Class A Stock Redemption Amount and a cash payment for any accrued and unpaid Class A Periodic Distributions in respect of the Class A Limited Partnership Interests to be exchanged or (iii) exchanged for a combination of such cash and securities. The Partnership shall then be obligated to redeem or exchange the Class A Limited
Partnership Interests in accordance with the Representative Class A Limited Partner's notice within 15 days of receipt thereof by the Partnership. If the Class A Redemption Event occurs pursuant to Section 3 of the Debentures (Additional Amounts and Contingent Rights of Redemption), then the Representative Class A Limited Partner may choose to hold the Class A Limited Partnership Interests in whole or in part instead of redeeming or exchanging them.

         (c) Partnership Obligation to Redeem or Exchange Class A Limited Partnership Interests at Maturity. The Partnership shall redeem or exchange any outstanding Class A Limited Partnership Interests on the fifth anniversary of their initial issuance (the "Class A Maturity Redemption Date"), as follows. The Partnership shall deliver written notice to the Representative Class A Partner not less than 30 days prior to the Class A Maturity Redemption Date requesting such Partner to notify the Partnership whether such Partner wishes to redeem or exchange the Class A Limited Partnership Interests. Within 5 days of receipt of the Partnership's notice, the Representative Class A Partner shall notify the Partnership in writing whether it wishes to (i) redeem the Class A Limited Partnership Interests for cash in the amount of the Class A Preference and any accrued but unpaid Class A Periodic Distributions in respect of the Class A Limited Partnership Interests to be exchanged, (ii) exchange such interests for Debentures or Conversion Shares in the Class A Stock Redemption Amount and a cash payment for any accrued but unpaid Class A Periodic Distributions in respect of the Class A Limited Partnership Interests to be exchanged or (iii) exchange such interests for a combination of such cash and securities. The Partnership shall then be obligated to redeem or exchange the Class A Limited
Partnership Interests in accordance with the Representative Class A Limited Partner's notice on the Class A Maturity Redemption Date. Notwithstanding the foregoing, the Partnership has the right not to redeem the relevant portion of the Class A Limited Partnership Interests for cash, and may instead keep such interests outstanding, in which case such interests thereafter shall accrue Class A Periodic Distributions at the rate of 15% per annum on the Class A Principal Preference and the Class A Deferral Preference until paid. If the interests remain outstanding, the Partnership thereafter may at any time redeem or exchange such outstanding interests in accordance with the notice procedures, periods and right of the Representative Class A Limited Partner to elect its form of consideration as set forth above for the Class A Maturity Redemption Date. The Partnership shall in any event be required to redeem or exchange such outstanding interests in accordance with such notice procedures, periods and right of the Representative Class A Limited Partner to elect its form of consideration as set forth above for the Class A Maturity Redemption Date, no later than the eight and one-half year anniversary of the closing under the Debenture Purchase Agreement.

         (d) Class A Limited Partner Exchange Right. Each Class A Limited Partner shall have the right, but not the obligation, exercisable at any time upon at least 10 day's prior written notice to the Partnership, to require the Partnership to exchange its Class A Limited Partner Interest, in whole or in part, for Debentures or Conversion Shares or any combination thereof in an amount equal to the Class A Stock Redemption Amount, together with a cash payment for any accrued and unpaid Class A Periodic Distributions in respect of the Class A Limited Partnership Interests to be exchanged (less the amount of any accrued and unpaid Class A Periodic Distributions associated with Debentures, if any, received in such exchange).

         (e) Unpaid Class A Periodic Distributions and Interest on Debentures in Debenture Exchange. Without limiting the Partnership's obligation to pay any accrued and unpaid Class A Periodic Distributions in connection with an exchange of Class A Limited Partnership Interests for Debentures or Conversion Shares, whenever this Agreement provides that a Person shall receive accrued but unpaid Class A Periodic Distributions in respect of a Class A Limited

Partnership Interest being exchanged for Debentures, the person receiving the Debentures in such exchange (the "Exchanging Partner") shall not receive, and the Partnership shall retain all rights to, accrued but unpaid interest on such Debentures to the date of exchange. If, after the exchange any Class A Periodic Distributions are unpaid in respect of any Class A Limited Partnership Interest exchanged for Debentures, the Partnership shall pay to the Exchanging Partner interest received in respect of such Debentures to the extent necessary to satisfy such unpaid Class A Periodic Distributions. The Exchanging Partner agrees to execute such documents as the Partnership may reasonably request to assure that interest payments are paid from the Company as set forth above.

         Section 4.5 PRO RATA TREATMENT. Notwithstanding anything to the contrary set forth in this Agreement or elsewhere, in no event shall any distribution, payment or other transfer of property be made by the Partnership with respect to the Class B Limited Partnership Interests, nor shall any offer be made to redeem any Class B Limited Partnership Interests, in each case other than on a pro rata basis with respect to all Class B Partnership Interests based upon their respective Percentage Interests.

         Section 4.6 CLASS B LIMITED PARTNERSHIP EXCHANGE. To the extent that the General Partner may cause the Partnership to dispose of Debentures or Conversion Shares pursuant to Section 5.4(b)(9) without the consent of the Representative Class A Limited Partner (the amount of disposable Debentures or Conversion Shares being the "Available Disposal Amount"), each Class B Limited Partner shall have the right to require the General Partner to cause the Partnership to deliver to the Class B Limited Partner up to such Class B Limited Partner's Percentage Interest in the Available Disposal Amount of Debentures or Conversion Shares in exchange for an appropriate portion of its Class B Limited Partnership Interest.

                                    ARTICLE V

                              PARTNERSHIP INTERESTS

         Section 5.1 LIABILITY OF LIMITED PARTNERS. (a) Except as otherwise provided by the Delaware Act, (i) the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership and (ii) no Limited Partner shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Limited Partner in the Partnership.

         (b) A Limited Partner, in its capacity as such, shall have no liability in excess of (i) the amount of its Capital Contribution, (ii) its share of any assets and undistributed profits of the Partnership, (iii) any amounts required to be paid by such Limited Partner pursuant to this Agreement or any payment and/or indemnity in connection with the registration of transfers of Partnership Interests and (iv) the amount of any distributions wrongfully distributed to it to the extent set forth in the Delaware Act.

         Section 5.2 TRANSFER OF PARTNERSHIP INTERESTS. (a) Except for any Permitted Transfer, no Partner may, directly or indirectly, sell, or assign, transfer, grant a participation in, pledge or otherwise dispose of (each such action, a "TRANSFER") its Partnership Interest or withdraw from the Partnership in its capacity as a Partner without the consent of the General Partner, which may be given or withheld in the General Partner's sole and absolute discretion; provided that, such discretion will not be applied in a manner that discriminates unreasonably against any Partner. The general partnership interest and the Limited Partnership Interests will be evidenced solely by the Partnership Agreement and will not be evidenced by separate definitive certificates. Notwithstanding the foregoing, the Class A Limited Partners may Transfer their Class A Limited Partner Interests without the consent of the General Partner or any other Partner to any Person, subject only to clauses (ii) and (iii) of Section 5.2(b).

         (b) A Partner may Transfer its Partnership Interest only if (i) the transferee would be a Permitted Transferee immediately upon consummation of such Transfer, and (ii) such transferee shall have agreed in writing to be bound by the terms of this Agreement, the Restricted Securities Agreement and the Standstill Agreement to the extent applicable to the Transferring Partner and
(iii) such transfer shall not violate any applicable federal or state securities laws or the Debenture Purchase Agreement or the Standstill Agreement to the extent applicable to the Transferring Partner (a "PERMITTED TRANSFER").

         (c) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any Transfer or purported Transfer of any Partnership Interest not made in accordance with this Agreement shall be null and void.

         Section 5.3 VOTING RIGHTS. Except as provided otherwise in this Agreement or the Delaware Act, the General Partner shall have sole authority to vote or consent on all matters subject to a vote of Partners. Except as required by law or to the contrary elsewhere in this Agreement, Limited Partners shall not be entitled to vote.

         Section 5.4 REPRESENTATIVE CLASS A LIMITED PARTNER; CONSENT REQUIREMENTS. (a) The Class A Limited Partners shall be represented by the Representative Class A Limited Partner and, to the extent provided in this Agreement, all rights and powers of each Class A Limited Partner shall be exercised exclusively by the Representative Class A Limited Partner on behalf of and in the name of the Class A Limited Partners.

         (b)  So  long  as  any  Class  A  Limited  Partnership   Interests  are
outstanding, the General Partner shall not take, except as may be required by applicable law, without the prior written consent of the Representative Class A Limited Partner, any of the actions set forth below or elsewhere in this Agreement as requiring such consent:

         (1) approving any plan of merger, acquisition or consolidation, or plan for the sale of all or substantially all of the assets, of the Partnership, except in connection with the redemption in full of the Class A Limited Partnership Interests;

         (2) the issuance of any additional Partnership Interest (other than the issuances contemplated in this Agreement), or any other securities convertible into, or any rights, warrants or options to acquire, any Partnership Interest;

         (3) the redemption, transfer, sale, pledge or other disposition of any Partnership Interest (except for the redemption of the Class A Limited Partnership Interests pursuant to Section 4.4 of this Agreement);

         (4) incurring any Indebtedness of the Partnership, other than the amounts owing in the ordinary course for legal and accounting expenses and other than in connection with the redemption in full of Class A Limited Partnership Interests;

         (5) effecting any transactions for value between the Partnership and the General Partner or any of their respective Affiliates;

         (6) effecting any change in the principal providers of outside legal, accounting, tax, banking, financing and other services to the Partnership;

         (7) dissolving or liquidating the Partnership;

         (8) agreeing to any amendment to the Debenture Purchase Agreement or any of the Ancillary Agreements (as defined in the Debenture Purchase Agreement); and

         (9) directly or indirectly selling, assigning, pledging, hypothecating or otherwise disposing of, any of the Debentures or any Conversion Shares, except to the extent of a pro rata amount of the Class B Limited Partners' proportionate share of the Debentures or Conversion Shares that corresponds to the proportion of the Debentures and Conversion Shares that have been received by the Class A Limited Partners upon the exchange or redemption of their Class A Limited Partnership Interests.

         (c) If no Class A Limited Partnership Interests are outstanding, the General Partner shall not take any of the actions specified in Sections
5.4(b)(1) through (8) without the prior written approval of holders of a majority of the Class B Limited Partnership Interests.

         Section 5.5 NO WITHDRAWAL OR REDEMPTION. No Partner will have a right to withdraw from the Partnership and require payment to it of all or any portion of its Capital Contributions or to require a redemption of its Partnership Interest, except in connection with a dissolution of the Partnership as provided in Article VIII.

         Section 5.6 CURRENCY. All distributions and other payments and all other monetary rights and obligations in respect of the Partnership Interests shall be performed in United States dollars.

         Section 5.7 CONTROL. The Limited Partners shall not participate in the control of the business of the Partnership, or transact any business for the Partnership, or have any power to sign for or to bind or otherwise act for the Partnership.

         Section 5.8 BANKRUPTCY OF A LIMITED PARTNER. The bankruptcy or dissolution of any of the Limited Partners shall not result in the dissolution or termination of the Partnership, but the rights of such bankrupt or dissolved Limited Partner under this Agreement shall accrue to its respective estate or successor. Except as expressly provided for in this Agreement, no other event affecting any of the Limited Partners (including but not limited to insolvency or incapacity) shall affect the Partnership or this Agreement.

                                   ARTICLE VI

                         BOOKS AND RECORDS; TAX RETURNS

         Section 6.1 BOOKS AND RECORDS. The General Partner shall maintain or cause to be maintained full and accurate books of account with respect to the operations of the Partnership and shall maintain such books of account at the principal place of business of the Partnership. Any Partner or its designated representative shall have the right to have access to and inspect and copy the contents of such books and records. The Partnership's books and records shall be filed and preserved for a period of at least seven(7) years or such longer period as required by law.

         Section 6.2 TAX RETURNS AND INFORMATION. The General Partner shall prepare and file or cause to be prepared and filed all tax returns that the Partnership is required to file. The Partnership's tax returns shall be furnished no later than 30 days prior to the statutory date for filing to the Representative Class A Limited Partner for review and approval (which shall not be unreasonably withheld or delayed) prior to the statutory filing date such tax returns. Within the shorter of (i) such period as may be required by applicable law or regulation, and (ii) 90 days after the end of each calendar year, the General Partner shall send or deliver to each Person who was a Partner at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of its federal income tax return and state income and other tax returns.

         Section 6.3 TAX ELECTIONS. The Partners intend that the Partnership be treated as a partnership for all U.S. federal, state and local tax purposes. The Partnership, if requested by the Representative Class A Limited Partner, shall make the election under Section 754 of the Code and the Partnership and the Representative Class A Limited Partner, if required, shall execute and deliver any agreement, certificate or any other document to effect such election. The General Partner is authorized to make, or cause the Partnership to make or refrain from making, such other elections relating to tax matters as the General Partner deems appropriate; provided, however, that such decisions are subject to the review and approval of the Representative Class A Limited Partner; and provided, further that the Representative Class A Limited Partner shall have the right to compel the General Partner to take certain actions relating to tax elections.

         Section 6.4 TAX MATTERS PARTNER. The tax matters partner (as defined in
Section 6231 of the Code) of the Partnership shall be the General Partner (the "TAX MATTERS PARTNER"). The Representative Class A Limited Partner shall be considered to have retained such rights as are provided for under the Code with respect to any examination, proposed adjustment or proceeding relating to Partnership items. The Tax Matters Partner shall promptly notify the Partners if any tax return of the Partnership is audited or if any adjustments are proposed and shall promptly furnish to the Partners all notices concerning administrative or judicial proceedings relating to tax matters. In addition, the Tax Matters Partner shall supply such information to the Internal Revenue Service as may be necessary to identify the Partners as "notice partners" under Section 6231 of the

Code. During the pendency of any administrative or judicial proceeding, the Tax Matters Partner shall furnish to the Partners periodic reports concerning the status of any such proceeding. The Representative Class A Limited Partner shall be entitled to review all submissions and other correspondence to be made by the Partnership pursuant to any administrative or other hearing or meeting, and the Tax Matters Partner shall not offer or agree to a settlement of any administrative or other proceeding without the prior written consent of the Representative Class A Limited Partner, which consent will not be unreasonably withheld or delayed. The Representative Class A Limited Partner shall be entitled to engage its own independent counsel and accountants of its choice in any administrative or other proceeding, and the Tax Matters Partner shall provide such counsel or accountants with any assistance, including copies of returns or documents, that such counsel or accountants shall reasonably request. The Tax Matters Partner shall not resign as tax matters partner of the Partnership, except upon the General Partner's withdrawal from the Partnership. The Tax Matters Partner shall receive no additional compensation from the Partnership for its services in that capacity, but all out-of-pocket expenses incurred by the Tax Matters Partner in connection with the Partnership shall be borne by the Partnership. Any amounts paid by the Tax Matters Partner on behalf of the Partnership shall constitute an advance to the Partnership subject to reimbursement and not a contribution to its capital.

         Section 6.5 ACCOUNTANTS. The selection of the accountants for the Partnership shall be made by the General Partner reasonably satisfactory to the Representative Class A Limited Partner.

                                   ARTICLE VII

                          MANAGEMENT OF THE PARTNERSHIP

         Section 7.1 POWERS. Except as otherwise expressly provided herein, including as provided in Section 5.4, the management and operation of the Partnership shall be vested exclusively in the General Partner, who shall have the power on behalf and in the name of the Partnership to carry out any and all of the purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable or incidental thereto. Except as otherwise expressly provided, the General Partner shall have, and shall have full authority in its discretion to exercise, on behalf of and in the name of the Partnership, all rights and powers of a general partner of a limited partnership under the Delaware Act necessary or convenient to carry out the purposes of the Partnership.

         Section 7.2 AUTHORITY. Whenever in this Agreement or elsewhere, it is provided that consent is required of, or a demand shall be made by, or an act or thing shall be done by or at the direction of, the Partnership, or whenever any words of like import are used, all such consents, demands, acts and things are to be made, given or done upon the consent of the General Partner or Person acting under the authority of the General Partner, unless a contrary intention is expressly indicated.

         Section 7.3 FILING AND PUBLICATION. The General Partner shall file or record with the appropriate public authorities and, if required, publish the Partnership Certificate and any amendments thereto. The General Partner shall use its best efforts to qualify or license the

Partnership in each jurisdiction where the activities of the Partnership make such qualification or licensing necessary or where failure to so qualify or become licensed might have an adverse effect on the limited liability of the Limited Partners.

         Section 7.4 LIMITATION OF LIABILITY. Neither the General Partner, the shareholders of the General Partner nor their Affiliates, nor any partner, member, employee, stockholder or agent of any of such Persons, nor any Partner, agent, employee or representative of the Partnership (each a "COVERED PERSON") shall be liable to any other Partner for any action taken or omitted to be taken by it or by any other Partner or other Person with respect to the Partnership, except in the case of his or its own willful misconduct, fraud or gross negligence. In furtherance and not in limitation of the foregoing, each Covered Person shall be fully protected and justified with respect to any action or omission taken or suffered by it in good faith to the extent that such action or omission is taken or suffered in reliance upon and in accordance with the written opinion as to matters of law of nationally recognized outside legal counsel, or, as to matters of accounting, upon an internationally recognized accounting firm, selected by it (or, in the case of an Affiliate, by the General Partner) with reasonable care.

         Section 7.5 SUCCESSOR GENERAL PARTNER. The General Partner may withdraw at any time and cause another entity controlled by Theodore Ammon to be substituted as General Partner. If Theodore Ammon ceases for any reason to control the General Partner, the Class B Limited Partners shall have the right by written approval of a majority of the Class B Limited Partnership Interests to remove the General Partner formerly controlled by Mr. Ammon and designate a new General Partner.

         Section 7.6 INFORMATION RIGHTS. Upon the request of any Limited Partner, the General Partner shall request from Moore on behalf of the Partnership any information concerning Moore that the Partnership is legally entitled to obtain from Moore and provide to such Limited Partner, subject to such reasonable confidentiality agreements as the Partnership may require.

         Section 7.7 AFFILIATE TRANSACTIONS. Subject to the rights of the Class A Limited Partners under Section 5.4(b)(5), the General Partner agrees that all transactions between it and the Partnership shall be effected on customary terms and conditions as would be available at the time from unaffiliated third parties negotiating with the Partnership on an arm's-length basis.

                                  ARTICLE VIII

                     DISSOLUTION, LIQUIDATION AND WINDING UP

         Section 8.1 EVENTS CAUSING DISSOLUTION. The Partnership shall be dissolved upon the first to occur of the following:

         (i) a resolution authorizing the Partnership's dissolution is adopted by the General Partner's board of directors, and if any Class A Limited Partnership Interests are outstanding, approved by the Representative Class A Limited Partners;

         (ii) the entry of a decree of judicial dissolution;

         (iii) the full conversion of all Debentures owned by the Partnership into Conversion Shares or the full redemption of Debentures owned by the Partnership at any time after no Class A Limited Partnership Interests are outstanding; or

         (iv) the maturity of the Debentures.

         Section 8.2 WINDING UP. If the  Partnership  is  dissolved  pursuant to
Section 8.1, the Partnership's affairs shall be wound up by the General Partner as soon as reasonably practicable in the manner set forth below.

         Section 8.3 LIQUIDATION. In winding up the affairs of the Partnership, the General Partner shall have full right and unlimited discretion, for and on behalf of the Partnership:

         (i) to prosecute and defend civil, criminal or administrative suits;

         (ii) to collect assets, including obligations owed to the Partnership;

         (iii) to settle and close the Partnership's business;

         (iv) to pay all reasonable costs and expenses incurred in connection with the winding up;

         (v) to discharge the Partnership's known liabilities and, if necessary, to set up, and retain, for such period as will be reasonably likely to provide compensation for all known and unknown clauses likely to arise or become known, such cash reserves as the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership;

         (vi) to prepare, execute, acknowledge and file a certificate of cancellation under the Delaware Act and any other certificates, tax returns or instruments necessary or advisable under any applicable law to effect the winding up and termination of the Partnership; and

         (vii) to exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers necessary or desirable in the good faith judgment of the General Partner to perform its duties and functions.

         Section 8.4 ORDER OF DISTRIBUTION. Upon any dissolution, liquidation or winding up of the Partnership, after paying any creditors of the Partnership as required by ss. 17-804 of the Delaware Act, the assets of the Partnership will be applied as follows:

         (i) to pay to each Class A Limited Partner an amount in cash equal to its Class A Preference and accrued but unpaid Class A Periodic
     Distributions (to the extent not already included in the Class A Preference) as of the date of distribution or, if the Partnership holds Debentures or Conversion Shares, the Representative Class A Limited Partner may elect to receive a distribution in-kind of Debentures or Conversion Shares in an amount equal to the Class A Stock Redemption Amount in satisfaction in whole or in part of the Class A Preference and any accrued but unpaid Class A Periodic Distributions as of the date of distribution; and

         (ii) to pay to the Class B Limited Partners and the General Partner any amount remaining, either in-kind or in cash, in proportion to their
     respective   Class  B   Percentage   Interests  as  of  the  date  of  such
     distribution.

         Section 8.5 TERMINATION. The Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners in the manner provided for in this Section 8.4 and the Partnership Certificate shall have been canceled in the manner required by the Delaware Act.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the Partners relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.

         Section 9.2 LAWS GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

         Section 9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

         Section 9.4 SEVERABILITY. The provisions of this Agreement are intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         Section 9.5 AMENDMENT. Except as expressly provided herein, this Agreement may be amended only by the General Partner and the Representative Class A Limited Partner for so long as Class A Limited Partnership Interests are outstanding; provided that no such amendment shall adversely affect the rights of any Limited Partner under the this Agreement without the consent of such affected Limited Partner and after there are no Class A Limited Partnership Interests outstanding, no such amendment shall be approved without the written consent of a majority of the Class B Limited Partnership Interests.

         Section 9.6 HEADINGS. The Article and Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purposes, to limit or define the text of any Article or Section hereof.

         Section 9.7 NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (i)      If given to the Partnership, to:
                  Chancery Lane/GSC Investors L.P.
                  c/o CLGI, Inc.,

                  General Partner
                  3 East 54th Street - Suite 1700
                  New York, New York 10022
                  Attention: Chief Executive Officer
                  Fax:  212-223-4074

         (ii)     If given to a Class A Limited Partner to:

                  Greenwich Street Capital Partners II, L.P.
                  GSCP Offshore Fund, L.P.
                  Greenwich Fund, L.P.
                  Greenwich Street Employees Fund, L.P.
                  TRV Executive Fund, L.P.
                  c/o Greenwich Street Investments II, L.L.C., General Partner 12 East 49th Street
                  Suite 3200
                  New York, New York 10017
                  Attention: Matthew Kaufman
                  Fax: 212-884-6184

         (iii) If given to any Class B Limited Partner (other than a former Class A Limited Partner), to the address set forth opposite such Class B Limited Partner name in Schedule B hereto.

         (iv) Any Person who becomes a Partner shall provide its address and fax number to the Partnership, which shall promptly provide such information to each Partner.

         Section 9.8 EXPENSES. The General Partner shall direct Moore and shall pay or cause Moore to pay to the account of GSCP (NJ) LP at the closing under the Debenture Purchase Agreement the amount of $1.5 million in cash by wire transfer of immediately available funds to an account designated in writing by the Representative Class A Limited Partner to the General Partner. In addition, the General Partner shall reimburse or direct and cause Moore to reimburse the Representative Class A Limited Partner, Chancery Lane Capital LLC and DB Capital for all of their respective reasonable out-of-pocket expenses incurred in connection with the execution, delivery, performance and closing of the transactions under the Debenture Purchase Agreement and the Ancillary Agreements, and under this Agreement, the Restricted Securities Agreement and the Subscription Agreement.

         Section 9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement.

         Section 9.10 RIGHT TO DELIVERY OF DEBENTURES/CONVERSION SHARES. The right of any Partner under this Agreement to elect to receive Debentures or Conversion Shares shall be limited to the extent the party required to deliver the Debentures or Conversion Shares has or has the right to receive such securities.

                                                            L.P. Agreement

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

CLGI, INC.                                      CHANCERY LANE MIC, L.P.
                                                By: CLGI, Inc., General Partner

By:__________________________                   By:____________________________
Name: Mark Angelson                             Name: Mark Angelson
Title: Deputy Chairman                          Title: Deputy Chairman






                  GREENWICH STREET CAPITAL PARTNERS II, L.P.
                  GSCP OFFSHORE FUND, L.P.
                  GREENWICH FUND, L.P.
                  GREENWICH STREET EMPLOYEES FUND, L.P.
                  TRV EXECUTIVE FUND, L.P.
                  By: Greenwich Street Investments II, L.L.C.,
                  General Partner

                       By:__________________________
                       Name:
                       Title:

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                              DB CAPITAL INVESTORS, L.P.
                              By: DB Capital Partners, L.P., its General Partner
                              By: DB Capital Partners, Inc., its General Partner


                              By:_________________________________
                                Name:     William J. Lovejoy
                                Title:    Director
                                Address:  130 Liberty Street, 25th Floor
                                          New York, NY 10006
                                Fax:      (212) 250-7651
                                Email:    william.j.lovejoy@db.com

                                                                  L.P. Agreement

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         BTIP/BERENSON MINELLA

                                         By:____________________________________
                                         Name: Gregg Feinstein
                                         Title: Partner / Berenson Minella & Co.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         ROBERT G. BURTON

                                         --------------------
                                         Address: 170 Clapboard Ridge Rd.
                                                  Greenwich, CT 06831
                                         Phone: (203) 869-1315
                                         Facsimile: (203) 869-1319
                                         Email: rburtonjr@msn.com

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         JAMES E. LILLIE

                                         --------------------
                                         Address: 49 Powederhorn Hill Road
                                                  Wilton, CT 06897
                                         Phone: (203) 761-9953
                                         Facsimile: (203) 761-9938
                                         Email: powderhornhill@aol.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         ROBERT E. LEWIS

                                         --------------------
                                         Address: 55 Tanners Drive
                                                  Wilton, CT 06897
                                         Phone: (203) 762-2235
                                         Facsimile: (203) 834-1332
                                         Email: RBL18@aol.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         THOMAS QUINLAN III

                                         --------------------
                                         Address: 564 Bement Avenue
                                                  Staten Island, NY 10310
                                         Phone: (718) 273-0643
                                         Facsimile: (718) 442-6223
                                         Email: DQ0976@aol.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         MARK HILTWEIN

                                         --------------------
                                         Address: 515 Bradford Avenue
                                                  Westfield, NJ 07090
                                         Phone: (908) 232-3801
                                         Facsimile: (908) 232-3482
                                         Email: mhiltwein@aol.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         ROBERT BURTON JR.

                                         --------------------
                                         Address: 170 Clapboard Ridge Rd.
                                                  Greenwich, CT 06831
                                         Phone: (203) 869-1315
                                         Facsimile: (203) 869-1319
                                         Email: rburtonjr@msn.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         MICHAEL BURTON

                                         --------------------
                                         Address: 170 Clapboard Ridge Rd.
                                                  Greenwich, CT 06831
                                         Phone: (203) 869-1315
                                         Facsimile: (203) 869-1319
                                         Email: rburtonjr@msn.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                        ROGER ALTMAN

                                        --------------------
                                        Address: 65 East 55th Street, 33rd Floor
                                                      New York, NY 10022
                                        Phone: (212) 857-3110
                                        Facsimile: (212) 857-3112
                                        Email: altman@evercore.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                        AUSTIN BEUTNER

                                        --------------------
                                        Address: 65 East 55th Street, 33rd Floor
                                                 New York, NY 10022
                                        Phone: (212) 857-3120
                                        Facsimile: (212) 857-3172
                                        Email: beutner@evercore.com

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         MARK ALAN ANGELSON 1997 TRUST

                                         By:____________________
                                         Name: Mark Alan Angelson
                                         Title: Trustee

                                     ANNEX I

                              CAPITAL CONTRIBUTIONS


                                                        CLASS A                         CLASS B
                                                        LIMITED          CLASS A        LIMITED          CLASS B
                                                      PARTNERSHIP       PERCENTAGE    PARTNERSHIP      PERCENTAGE
PARTNER                                                INTEREST          INTEREST       INTEREST        INTEREST*
-------------------------------------------------- ----------------- ------------------------------  --------------


Greenwich Street Capital Partners II, L.P.             $41,988,766       89.3378%
GSCP Offshore Fund, L.P.                                  $875,375        1.8625%
Greenwich Fund, L.P.                                    $1,422,314        3.0262%
Greenwich Street Employees Fund, L.P.                   $2,506,604        5.3332%
TRV Executive Fund, L.P.                                  $206,941        0.4403%

         Total Class A                                 $47,000,000
Chancery Lane MIC, L.P.                                                                $4,999,999      21.2766%
Greenwich Street Capital Partners II, L.P.                                             $4,466,890      19.0080%
GSCP Offshore Fund, L.P.                                                                  $93,125       0.3963%
Greenwich Fund, L.P.                                                                     $151,310       0.6439%
Greenwich Street Employees Fund, L.P.                                                    $266,660       1.1347%
TRV Executive Fund, L.P.                                                                  $22,015       0.0937%
BTIP/Berenson Minella                                                                  $5,000,000      21.2766%
DB Capital Investors, L.P.                                                             $5,000,000      21.2766%
Mark Alan Angelson 1997 Trust                                                            $150,000       0.6383%
Roger Altman                                                                             $100,000       0.4255%
Austin Beutner                                                                           $100,000       0.4255%
Robert Burton                                                                          $2,000,000       8.5106%
James E. Lillie                                                                          $300,000       1.2766%
Robert B. Lewis                                                                          $300,000       1.2766%
Thomas Quinlan, III                                                                      $250,000       1.0638%
Mark Hiltwein                                                                            $100,000       0.4255%

--------
*Approximate percentages, the final digit has been rounded.




Robert Burton, Jr.                                                                       $100,000       0.4255%
Michael Burton                                                                           $100,000       0.4255%
CLGI, Inc.                                                                                     $1       0.0000%
                                                                                      -----------
         Total Class B                                                                $23,500,000

                                   SCHEDULE A

                            Class A Limited Partners

Greenwich Street Capital Partners II, L.P.
GSCP Offshore Fund, L.P.
Greenwich Fund, L.P.
Greenwich Street Employees Fund, L.P.
TRV Executive Fund, L.P.

                                   SCHEDULE B

                  Class B Limited Partners and General Partner

NAME                                                 ADDRESS


Chancery Lane MIC, L.P.                       3 East 54th Street, 17th Floor,
                                              New York, NY 10022

Greenwich Street Capital Partners II, L.P.    500 Campus Drive
                                              Florham, NJ 07932

GSCP Offshore Fund, L.P.                      500 Campus Drive
                                              Florham, NJ 07932

Greenwich Fund, L.P.                          500 Campus Drive
                                              Florham, NJ 07932

Greenwich Street Employees Fund, L.P.         500 Campus Drive
                                              Florham, NJ 07932

TRV Executive Fund, L.P.                      500 Campus Drive
                                              Florham, NJ 07932

BTIP/Berenson Minella                         667 Madison Avenue
                                              New York, NY 10021

DB Capital Investors, L.P.                    130 Liberty Street
                                              New York, NY 10006

Mark Alan Angelson 1997 Trust                 876 Park Avenue
                                              New York, NY 10021

Roger Altman                                  Evercore Partners
                                              65 East 55th Street, 33rd Floor
                                              New York, NY 10022

Austin Beutner                                Evercore Partners
                                              65 East 55th Street, 33rd Floor
                                              New York, NY 10022

Robert Burton                                 170 Clapboard Ridge Rd.
                                              Greenwich, CT 06831

James E. Lillie                               49 Powderhorn Hill Road
                                              Wilton, CT 06897

Robert B. Lewis                               55 Tanners Drive
                                              Wilton, CT 06897

Thomas Quinlan, III                           564 Bement Avenue
                                              Staten Island, NY 10310

Mark Hiltwein                                 515 Bradford Avenue
                                              Westfield, NJ 07090

Robert Burton, Jr.                            170 Clapboard Ridge Rd.
                                              Greenwich, CT 06831

Michael Burton                                170 Clapboard Ridge Rd.
                                              Greenwich, CT 06831

CLGI, Inc.                                    3 East 54th Street, 17th Floor
                                              New York, NY 10022